Exhibit 2.2

The following abbreviations, when used in the description on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	• as tenants in common	UNIF GIFT MIN ACT	Custodian
		(Cust)	(Minor)
TENENT	• as tenants by the entireties	under Uniform Gifts to Minors Act
JT TEN	• as joint tenants with right of survivorship and not as tenants in common	(State)
Additional abbreviations may also be used though not in the above list

For value received 11,325 hereby sell, assign and transfer units

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)
Gerald Ghini.

- Five Million - (5,000,000) Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated	Aug 22	02
In presence of

/s/ Gerald Ghini

NOTICE THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.